UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2008
TRM CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	0-19657	93-0809419

(State or other jurisdiction of incorporation)	Commission File Number)	(I.R.S. Employer Identification No.)
5208 N.E. 122nd Avenue, Portland, Oregon 97230
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (503) 257-8766
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
As previously reported in the Form 8-K filed on March 25, 2008 (the “8-K”), TRM Corporation (the “Company”) was notified by NASDAQ that it had determined to delist the Company’s securities from the Nasdaq Global Market as a result of the Company’s failure to satisfy NASDAQ Marketplace Rule 4450(a)(5) and its failure to regain compliance within the 180 day period afforded by Marketplace Rule 4450(e)(2). The Company reported in the 8-K that it planned to timely request a hearing before a NASDAQ Listing Qualifications Panel to address the staff’s determination. The Company reported in the Form 8-K filed on March 27, 2008 that the Company timely requested such hearing.
The Company announced on April 21, 2008 its plans to withdraw its request for a hearing and have its shares delisted from the Nasdaq Global Market. The Company expects that the delisting of its shares will become effective on April 23, 2008.
The Company issued a press release regarding the foregoing on April 21, 2008, a copy of which is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
99.1 Press Release dated April 21, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRM CORPORATION
	By:	/s/ Richard B. Stern
		Name:	Richard B. Stern
Date: April 22, 2008		Title:	President & Chief Executive Officer

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